Exhibit 99.1
July 30, 2008
DTE Energy provides legislative update; reports second quarter 2008 earnings, maintains earnings guidance
     DETROIT — DTE Energy (NYSE:DTE) today provided an update regarding energy reform legislation recently passed by the Michigan House and Senate. In the second quarter, both chambers passed versions of energy policy and renewable portfolio standard bills. These bills were sent to conference committees last week to reach compromises on outstanding issues.
     “We encourage the conference committees to reconcile the energy bills quickly and push for near-term passage of all energy-reform provisions,” said Anthony F. Earley Jr., DTE Energy chairman and CEO. “Comprehensive energy policy will ensure clean, affordable and reliable energy for Michigan customers and create new jobs as we work to diversify the state’s energy resources and spur economic development.”
     DTE Energy also reported second quarter 2008 earnings of $28 million, or $0.17 per diluted share, compared with reported earnings of $385 million, or $2.20 per diluted share in the second quarter of 2007. Reported earnings decreased primarily due to the one-time gain of $1.91 per diluted share on the sale of the company’s Antrim Shale gas exploration and production business in June 2007.
     Operating earnings for the second quarter 2008 were $26 million, or $0.16 per diluted share, compared with second quarter 2007 operating earnings of $64 million, or $0.38 per diluted share. Operating earnings exclude non-recurring items, certain timing-related items and discontinued operations. In addition, operating earnings per diluted share are impacted by the company’s significant stock buyback program in 2007. DTE Energy averaged 163 million shares outstanding in the second quarter of 2008, compared with 175 million shares in the second quarter of 2007. Operating earnings decreased primarily due to timing-related, mark-to-market losses in Energy Trading’s gas storage portfolio, coupled with a positive Detroit Edison Power Supply Cost Recovery adjustment recorded in 2007 and not repeated in 2008 and higher 2008 storm costs at Detroit Edison. In addition, operating earnings decreased because of higher uncollectible reserves for the utilities and recognition of depreciation expense previously deferred while certain power and industrial assets were classified as “held for sale.” As previously announced, DTE Energy determined that retaining these assets is in the best interest of shareholders.
     DTE Energy reported strong year-to-date cash flow from operations of approximately $1.5 billion, up from $1 billion year-to-date June 2007.
Outlook for 2008
     DTE Energy reiterated its 2008 operating earnings guidance of $455 million to $520 million, or $2.80 to $3.20 per diluted share.

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     “Catastrophic storms in June challenged us in the second quarter,” said David E. Meador, DTE Energy executive vice president and chief financial officer. “With Detroit Edison’s rate case not scheduled for completion until late 2008, we anticipated challenges in earning our authorized electric utility return on equity. However, these storms, coupled with higher uncollectible accounts receivable, put further pressure on us. We continue to pursue continuous improvement initiatives as well as one-time cost cutting efforts to meet our earnings guidance, while not jeopardizing efforts towards operational and customer service excellence.” Reported earnings for the six months ended June 30, 2008, were $240 million or $1.48 per diluted share, versus $519 million or $2.95 per diluted share in 2007. Year-to-date operating earnings were $153 million or $0.94 per diluted share, compared with $179 million or $1.02 per diluted share in 2007. Reconciliations of reported to operating earnings for both the quarter ended and six months ended June 30, 2008 and 2007, are at the end of this news release.
Second quarter 2008 operating earnings results, by segment:
     Electric Utility: Operating earnings for Detroit Edison were $0.31 per diluted share versus $0.37 in the second quarter of 2007. Drivers of the variance include a positive PSCR adjustment recorded in 2007 and not repeated in 2008, higher uncollectible reserves, and higher storm costs, partially offset by the elimination of computer system start-up costs incurred in 2007 and lower benefit expenses in 2008.
     Gas Utility: MichCon had a loss of $0.07 per diluted share versus a $0.01 loss in the second quarter of 2007. The quarter-over-quarter variance is primarily due to lower storage margins and higher uncollectible reserves.
     Gas Midstream: (Formerly Coal and Gas Midstream) This segment was realigned starting this quarter, moving our coal services business line to the Power & Industrial Projects segment. The Gas Midstream segment is now composed entirely of gas pipeline and storage assets. Operating earnings in this segment of $0.06 per diluted share were comparable to $0.05 per diluted share earned in 2007.
     Unconventional Gas Production: Operating earnings were $0.02 per diluted share, down from $0.03 in the second quarter of 2007. Reductions in earnings due to prior sales of the company’s Michigan Antrim Shale and core Texas Barnett Shale properties were partially offset by higher western Barnett production and prices.
     Power and Industrial Projects: Realigned for the transfer of the coal services business, this segment reported an operating loss of $0.04 per diluted share versus a gain of $0.05 per share in the second quarter of 2007. The change in operating earnings is due to recognition of depreciation previously deferred while assets were classified as “held for sale,” coupled with decreased contribution from coal services due to the absence of synfuel transportation.
     Energy Trading: Energy Trading had an operating loss of $0.07 per diluted share versus operating earnings of $0.05 in the second quarter of 2007. Timing-related mark-to-market losses in the gas storage portfolio and realized losses in the power portfolio are the primary drivers of the change.
     Corporate and Other: The Corporate and Other segment had an operating loss of $0.05 per diluted share compared with a loss of $0.16 in the second quarter of 2007. Driving the performance were effective tax rate timing impacts and lower interest expense.

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Conference call and webcast information
     This earnings announcement, as well as a package of supplemental financial information, will be available on the company’s website at dteenergy.com/investors.
     DTE Energy plans to conduct a conference call with the investment community hosted by Meador at 9 a.m. EDT Thursday, July 31, to discuss second quarter earnings results. Investors, the news media and the public may listen to a live internet broadcast of the meeting at dteenergy.com/investors. The telephone dial-in numbers for investors are (877) 852-6543 or (719) 325-4763. There is no passcode. The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from 1 p.m. Thursday to Aug. 15. To access the replay, dial (888) 203-1112 or (719) 457-0820 and enter passcode 2446734.
     A package of slides with supplemental information will be available and archived on the company’s website at www.dteenergy.com/investors.
     DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.2 million customers in Southeastern Michigan, MichCon, a natural gas utility serving 1.3 million customers in Michigan and other non-utility, energy businesses focused on gas pipelines and storage, coal transportation, unconventional gas production, and power and industrial projects. Information about DTE Energy is available at dteenergy.com.
Use of Operating Earnings Information — In this release, DTE Energy discusses 2008 operating earnings guidance. It is likely that certain items that impact the company’s 2008 reported results will be excluded from operating results. Reconciliations to the comparable 2008 reported earnings guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.
DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.
The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.
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     Factors that may impact forward-looking statements include, but are not limited to: the uncertainties of successful exploration of gas shale resources and inability to estimate gas reserves with certainty; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws and regulations, and the cost of remediation and compliance, including potential new federal and state requirements that could include carbon and more stringent mercury emission controls, a renewable portfolio standard and energy efficiency mandates; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; employee relations and the impact of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; effects of competition; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; contributions to earnings by non-utility subsidiaries; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against, or damage due to, terrorism; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; amounts of uncollectible accounts receivable; binding arbitration, litigation and related appeals; and changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the Company. This release should also be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s and Detroit Edison’s 2007 Form 10-K and 2008 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison.
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For further information, members of the media may contact:

Scott Simons	Lorie N. Kessler
(313) 235-8808	(313) 235-8807

Analysts — for further information:

Dan Miner	Lisa Muschong
(313) 235-5525	(313) 235-8505

DTE Energy Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(in Millions, Except per Share Amounts)	2008	2007 (1)	2008	2007 (1)

Operating Revenues	$2,251	$1,692	$4,821	$4,155

Operating Expenses
Fuel, purchased power and gas	1,032	698	2,298	1,833
Operation and maintenance	754	796	1,453	1,530
Depreciation, depletion and amortization	216	240	442	464
Taxes other than income	78	110	158	200
Gain on sale of non-utility assets	(2)	(897)	(128)	(897)
Other asset (gains) and losses, reserves and impairments, net	16	9	12	19

	2,094	956	4,235	3,149

Operating Income	157	736	586	1,006

Other (Income) and Deductions
Interest expense	122	134	246	270
Interest income	(4)	(9)	(8)	(14)
Other income	(18)	(6)	(40)	(24)
Other expenses	9	25	23	34

	109	144	221	266

Income Before Income Taxes and Minority Interest	48	592	365	740

Income Tax Provision	18	243	134	294

Minority Interest	2	1	3	2

Income from Continuing Operations	28	348	228	444

Discontinued Operations
Income (loss) from discontinued operations, net of tax	—	(19)	12	(40)
Minority interest in discontinued operations	—	(56)	—	(115)

	—	37	12	75

Net Income	$28	$385	$240	$519

Basic Earnings per Common Share
Income from continuing operations	$0.17	$2.00	$1.41	$2.53
Discontinued operations	—	0.21	0.07	0.43

Total	$0.17	$2.21	$1.48	$2.96

Diluted Earnings per Common Share
Income from continuing operations	$0.17	$1.99	$1.41	$2.52
Discontinued operations	—	0.21	0.07	0.43

Total	$0.17	$2.20	$1.48	$2.95

Weighted Average Common Shares Outstanding
Basic	162	174	162	175
Diluted	163	175	163	176

Dividends Declared per Common Share	$0.53	$0.53	$1.06	$1.06

(1)	Synthetic Fuels was reported as a discontinued operation beginning in the fourth quarter of 2007, resulting in the reclassification of previously reported 2007 results.

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended June 30
	2008				2007 (1)
	Reported			Operating	Reported			Operating
(in Millions)	Earnings (2)	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$51	$—		$51	$60	$1	E	$64
						3	F

Gas Utility	(11)	—		(11)	(7)	3	E	(3)
						1	G
Non-utility Operations
Gas Midstream	8	—		8	8	—		8

Unconventional Gas Production	4	(1	)A	3	(211)	210	B	5
						6H
Power and Industrial Projects	(6)	—		(6)	9	—		9

Energy Trading	(14)	4	C	(10)	(13)	21	B	8

Total Non-utility operations	(8)	3		(5)	(207)	237		30

Corporate and Other	(4)	(5	)C	(9)	502	(566	)B	(27)
						37	E

Income from Continuing Operations	28	(2)		26	348	(284)		64

Discontinued Operations	—	—		—	37	(37	)D	—

Net Income	$28	$(2)		$26	$385	$(321)		$64

(1)	Synthetic Fuels was reported as a discontinued operation beginning in the fourth quarter of 2007, resulting in the reclassification of previously reported 2007 results.

(2)	Segment results exclude inter-segment eliminations.
Adjustments key

A) Barnett core sale	Gain on sale of Barnett Core.
B) Antrim sale	Net impact pertaining to Antrim sale.
C) Antrim hedge	Residual hedge impact from Antrim sale.
D) Synfuels	Operating results relating to discontinuance of synfuel operations.
E) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate.
F) Regulatory asset surcharge	Adjustment for billed sales.
G) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process.
H) Barnett impairment	Exploratory well write down.

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended June 30
	2008				2007 (1)
	Reported			Operating	Reported			Operating
	Earnings (2)	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$0.31	$—		$0.31	$0.34	$0.01	E	$0.37
						0.02	F

Gas Utility	(0.07)	—		(0.07)	(0.04)	0.02	E	(0.01)
						0.01	G

Non-utility Operations
Gas Midstream	0.06	—		0.06	0.05	—		0.05

Unconventional Gas Production	0.03	(0.01	)A	0.02	(1.20)	1.20	B	0.03
						0.03	H
Power and Industrial Projects	(0.04)	—		(0.04)	0.05	—		0.05

Energy Trading	(0.10)	0.03	C	(0.07)	(0.07)	0.12	B	0.05

Total Non-utility operations	(0.05)	0.02		(0.03)	(1.17)	1.35		0.18

Corporate and Other	(0.02)	(0.03	)C	(0.05)	2.86	(3.23	)B	(0.16)
						0.21	E

Income from Continuing Operations	0.17	(0.01)		0.16	1.99	(1.61)		0.38

Discontinued Operations	—	—		—	0.21	(0.21	)D	—

Net Income	$0.17	$(0.01)		$0.16	$2.20	$(1.82)		$0.38

(1)	Synthetic Fuels was reported as a discontinued operation beginning in the fourth quarter of 2007, resulting in the reclassification of previously reported 2007 results.

(2)	Segment results exclude inter-segment eliminations.
Adjustments key

A) Barnett core sale	Gain on sale of Barnett Core.
B) Antrim sale	Net impact pertaining to Antrim sale.
C) Antrim hedge	Residual hedge impact from Antrim sale.
D) Synfuels	Operating results relating to discontinuance of synfuel operations.
E) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate.
F) Regulatory asset surcharge	Adjustment for billed sales.
G) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process.
H) Barnett impairment	Exploratory well write down.

DTE Energy Company
Segment Net Income (Unaudited)

	Six Months Ended June 30
	2008				2007 (1)
	Reported			Operating	Reported			Operating
(in Millions)	Earnings (2)	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$92	$—		$92	$100	$2	E	$114
						6	F
						6	J

Gas Utility	48	—		48	60	2	G	60
						(2	)E

Non-utility Operations
Gas Midstream	16	—		16	16	—		16

Unconventional Gas Production	86	(81	)A	5	(209)	210	B	7
						6	H
Power and Industrial Projects	4	—		4	17	—		17

Energy Trading	17	3	C	20	(12)	21	B	9

Total Non-utility operations	123	(78)		45	(188)	237		49

Corporate and Other	(35)	2	I	(32)	472	50	E	(44)
		1	C			(566	)B

Income from Continuing Operations	228	(75)		153	444	(265)		179

Discontinued Operations	12	(12	)D	—	75	(74	)D	—
						(1	)K

Net Income	$240	$(87)		$153	$519	$(340)		$179

(1)	Synthetic Fuels was reported as a discontinued operation beginning in the fourth quarter of 2007, resulting in the reclassification of previously reported 2007 results.

(2)	Segment results exclude inter-segment eliminations.
Adjustments key

A) Barnett core sale	Gain on sale of Barnett Core.
B) Antrim sale	Net impact pertaining to Antrim sale.
C) Antrim hedge	Residual hedge impact from Antrim sale.
D) Synfuels	Operating results relating to discontinuance of synfuel operations.
E) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate.
F) Regulatory asset surcharge	Adjustment for billed sales.
G) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process.
H) Barnett impairment	Exploratory well write down.
I) Crete sale, tax true-up	Residual impact from Crete sale.
J) Detroit Thermal	Increase in loss reserve.
K) 2007 oil price option	Mark to market on 2007 synfuel oil hedges.

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Six Months Ended June 30
	2008				2007 (1)
	Reported			Operating	Reported			Operating
	Earnings (2)	Adjustments		Earnings	Earnings	Adjustments		Earnings
Electric Utility	$0.56	$—		$0.56	$0.57	$0.02	E	$0.65
						0.03	F
						0.03	J

Gas Utility	0.29	—		0.29	0.34	0.01	G	0.34
						(0.01	)E

Non-utility Operations
Gas Midstream	0.10	—		0.10	0.09	—		0.09

Unconventional Gas Production	0.53	(0.50	)A	0.03	(1.19)	1.20	B	0.04
						0.03	H
Power and Industrial Projects	0.03	—		0.03	0.10	—		0.10

Energy Trading	0.11	0.02	C	0.13	(0.07)	0.12	B	0.05

Total Non-utility operations	0.77	(0.48)		0.29	(1.07)	1.35		0.28

Corporate and Other	(0.21)	0.01	I	(0.20)	2.68	0.28	E	(0.25)
						(3.21	)B

Income from Continuing Operations	1.41	(0.47)		0.94	2.52	(1.50)		1.02

Discontinued Operations	0.07	(0.07	)D	—	0.43	(0.42	)D	—
						(0.01	)K

Net Income	$1.48	$(0.54)		$0.94	$2.95	$(1.93)		$1.02

(1)	Synthetic Fuels was reported as a discontinued operation beginning in the fourth quarter of 2007, resulting in the reclassification of previously reported 2007 results.

(2)	Segment results exclude inter-segment eliminations.
Adjustments key

A) Barnett core sale	Gain on sale of Barnett Core.
B) Antrim sale	Net impact pertaining to Antrim sale.
C) Antrim hedge	Residual hedge impact from Antrim sale.
D) Synfuels	Operating results relating to discontinuance of synfuel operations.
E) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate.
F) Regulatory asset surcharge	Adjustment for billed sales.
G) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process.
H) Barnett impairment	Exploratory well write down.
I) Crete sale, tax true-up	Residual impact from Crete sale.
J) Detroit Thermal	Increase in loss reserve.
K) 2007 oil price option	Mark to market on 2007 synfuel oil hedges.